Exhibit 10.1

RESTRICTED STOCK UNIT NON-EMPLOYEE DIRECTOR AWARD AGREEMENT
PURSUANT TO THE
AVAYA HOLDINGS CORP.
2017 EQUITY INCENTIVE PLAN

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Participant:    [Participant Name]

Grant Date:         [Grant Date]

Grant Number: [Client Grant ID]

Number of Restricted Stock Units (“RSUs”) Granted:     [RSUs Granted]

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This RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Avaya Holdings Corp., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Avaya Holdings Corp. 2017 Equity Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, the Committee has determined under the Plan that it would be in the best interests of the Company to grant the Participant an Other Stock-Based Award in the form of the RSUs provided herein, each of which represents the right to receive one share of Common Stock on the Settlement Date (as defined below), subject to the terms and conditions contained herein and in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
1.Incorporation by Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms, conditions and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time, unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms, conditions and provisions are made a part of and incorporated into this Agreement as if they were each expressly set forth herein. Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content and agrees to be bound thereby and hereby. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
2.    Grant of RSUs. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above, subject to adjustment as provided for in the Plan, on the terms and conditions set forth in this Agreement and otherwise provided for in the Plan. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement. The RSUs shall be credited to a separate book-entry account maintained for the Participant on the books of the Company. The Participant’s interest in the book-entry account shall be that of a general, unsecured creditor of the Company.
3.    Vesting.
(a)    General. Except as set forth in Section 3(b), Section 3(c), or Section 3(d), as applicable, the RSUs subject to this Award shall vest as follows, provided that the Participant has not incurred a Termination of Directorship prior to each such vesting date, and provided, further, that there shall be no proportionate or partial vesting in the periods prior to each such vesting date.

Vesting Dates	Percentage of RSUs
March 15, 2018	25%
June 15, 2018	25%
September 15, 2018	25%
December 15, 2018	25%

Notwithstanding the foregoing, if the number of RSUs is not evenly divisible, then no fractional RSUs shall vest and the smaller installments shall vest first, and upon vesting of the last installment in accordance with the terms and conditions hereof, 100% of the RSUs subject to this Award shall be fully vested.

(b)    Termination Without Cause or Due to Death or Disability. In the event of the Participant’s Termination of Directorship by the Company without Cause or due to the Participant’s death or Disability, all outstanding and unvested RSUs shall fully vest as of the date of such Termination of Directorship.
(c)    Change in Control. All outstanding and unvested RSUs shall fully vest upon the consummation of a Change in Control that occurs prior to the Participant’s Termination of Directorship.
(d)    Forfeiture. Except as otherwise expressly provided for in Section 3(b), all outstanding and unvested RSUs shall be immediately forfeited upon the Participant’s Termination of Directorship for any reason. Additionally, in the event of the Participant’s Termination of Directorship by the Company for Cause, all of the Participant’s outstanding RSUs, whether or not vested, shall be forfeited and cancelled without consideration therefor effective as of the date of such Termination of Directorship.
4.    Delivery of Shares. Within sixty (60) days following the first to occur among (a) the Participant’s Termination of Directorship (provided that such termination also constitutes a “separation from service” for purposes of Section 409A of the Code), (b) the consummation of a Change in Control (provided that such Change in Control also constitutes a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code), and (c) December 15, 2020 (as applicable, the “Settlement Date”), the Participant shall receive the number of shares of Common Stock that corresponds to the number of RSUs that are vested RSUs as of the Settlement Date (“Vested RSUs”), and such Vested RSUs shall be cancelled upon receipt of the shares of Common Stock.
5.    Non-Transferability. No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided herein.
6.    Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof. Any suit, action or proceeding with respect to this Agreement shall be governed by Section 13.9 of the Plan.
7.    Tax Liability; Section 409A of the Code.
(a)    The Participant agrees and acknowledges that the Company has no withholding obligation with respect to the Participant, and accordingly, the Participant is solely responsible and liable for any and all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), and the Company (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the RSUs or the subsequent sale of any shares and (ii) does not commit to structure the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items.
(b)    The intent of the parties is that the RSUs granted hereunder comply with Section 409A of the Code, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. However, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Participant by Section 409A of the Code or damages for failing to comply with Section 409A of the Code.
(c)    As noted above, a termination of service shall not be deemed to have occurred for purposes of this Agreement unless such termination is also a “separation from service” within the meaning of Section 409A of the Code, and for purposes of any such provision of this Agreement, references to a “termination,” “termination of service” or like terms shall mean “separation from service.” Notwithstanding anything to the contrary in this Agreement, if the Participant is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then the delivery of shares of Common Stock in respect of the Vested RSUs pursuant to Section 4 shall not occur until the date which is the earlier of (i) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Participant, and (ii) the date of the Participant’s death, to the extent required under Section 409A of the Code. Upon the expiration of the foregoing delay period, the Company shall deliver all shares of Common Stock delayed pursuant to this Section 7(c) at the same time.
(d)    Whenever this Agreement specifies a settlement period with reference to a number of days, the actual settlement date within the specified period shall be within the sole discretion of the Company.
(e)    Notwithstanding any other provision of this Agreement to the contrary, in no event shall any settlement in shares of Common Stock under this Agreement that constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Code be subject to offset by any other amount unless otherwise permitted by Section 409A of the Code.
8.    Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates, if any, representing shares of Common Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates, if any, representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 8.
9.    Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:
(a)    The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 9.
(b)    If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).
(c)    If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 shall not be available unless (A) a public trading market then exists for the Common Stock, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.
10.    Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
11.    Notices; Electronic Delivery and Acceptance. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company. The Company may, in its sole discretion, decide to deliver any documents related to RSUs awarded under the Plan or future RSUs that may be awarded under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. By accepting this RSU Award, the Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
12.    No Right to Service. Any questions as to whether and when there has been a Termination of Directorship and the cause of such Termination of Directorship shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s service at any time, for any reason and with or without Cause.
13.    Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
14.    Compliance with Laws. The grant of RSUs and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the RSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.
15.    Binding Agreement. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.
16.    Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
17.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
18.    Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
19.    Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
20.    Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary compensation, and shall not be considered as part of such compensation in the event of termination or resignation.
21.    Acceptance of Agreement. Notwithstanding anything herein to the contrary, in order for this Award to become effective, the Participant must acknowledge acceptance of this Agreement no later than the sixtieth (60th) day following the Grant Date (the “Final Acceptance Date”). If the Participant’s acceptance of this Agreement does not occur by the Final Acceptance Date, then the entire Award will be forfeited and cancelled without any consideration therefor, except as otherwise determined in the Committee’s sole and absolute discretion.
22.    No Waiver. No waiver or non-action by either party hereto with respect to any breach by the other party of any provision of this Agreement shall be deemed or construed to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.
23.    No Rights as a Stockholder. The Participant’s interest in the RSUs shall not entitle the Participant to any rights as a stockholder of the Company. The Participant shall not be deemed to be the holder of, or have any of the rights and privileges of a stockholder of the Company in respect of, the shares of Common Stock unless and until such shares have been delivered to the Participant in accordance with Section 4.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of [●].
AVAYA HOLDINGS CORP.

By:________________________________
Name:         Patrick J. O’Malley, III

Title:	Senior Vice President and Chief Financial Officer

PARTICIPANT

[To be executed electronically.]